Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(a)(1)

Articles Supplementary regarding designation and classification of Class R6 shares of ING Core Equity Research Fund dated July 29, 2013 – Filed as an Exhibit to Post-Effective Amendment No. 176 to the Registrant’s Form N-1A Registration Statement on September 26, 2013 and incorporated herein by reference.

(e)(1)  Investment Management Agreement dated May 7, 2013 between ING Investments, LLC and ING Series Fund, Inc.  – Filed as an Exhibit to Post-Effective Amendment No. 176 to the Registrant’s Form N-1A Registration Statement on September 26, 2013 and incorporated herein by reference.

(e)(2)  Sub-Advisory Agreement dated May 7, 2013 between ING Investments, LLC and ING Investment Management Co. LLC – Filed as an Exhibit to Post-Effective Amendment No. 176 to the Registrant’s Form N-1A Registration Statement on September 26, 2013 and incorporated herein by reference.